UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2012

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On January 31, 2012, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Allergan, Inc. (the “Company”) approved a special one-time performance-based recognition and retention award of restricted stock units (the “Retention Award”) to David E.I. Pyott, the Company’s Chairman of the Board, President and Chief Executive Officer, to be granted under the Allergan, Inc. 2011 Incentive Award Plan. The Retention Award represents the opportunity to earn up to a total of 165,000 shares of the Company’s common stock and is intended to recognize over a decade of outstanding performance by Mr. Pyott on behalf of the Company and its stockholders, to help ensure Mr. Pyott’s retention for a five (5) year period beginning on the grant date (the “Performance Period”), and to reinforce the Company’s pay-for-performance philosophy to our stockholders. The Retention Award will be granted on February 17, 2012 in accordance with the Company’s annual equity grant practices.

Except as described below, the Retention Award will vest, if at all, only if Mr. Pyott remains continuously employed with the Company throughout the Performance Period. In addition, the portion of the Retention Award that vests at the end of the Performance Period is based on whether the Company’s common stock exceeds three distinct stock price performance thresholds (each a “Performance Threshold”), based on the highest consecutive 20-day average closing price of the Company’s common stock during the Performance Period, as follows: (i) one-third of the Retention Award will qualify to vest upon achievement of the minimum Performance Threshold; (ii) two-thirds of the Retention Award will qualify to vest upon achievement of the second Performance Threshold; and (iii) the entire Retention Award will qualify to vest upon achievement of the highest Performance Threshold. Among the Company’s peer group used for pay and performance purposes, the minimum Performance Threshold is set at a level achieved approximately half of the time by the peer group based on a review of five-year performance periods during the past ten years.

In the event of Mr. Pyott’s termination of employment due to death or disability, or a qualifying termination of employment occurs in connection with a change in control, all or a portion of the Retention Award may vest on an accelerated basis depending on the performance of the Company’s common stock during such shortened employment period. In the case of death or disability, the portion of the Retention Award that vests on an accelerated basis will be reduced pro-rata based on the shortened employment period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	February 6, 2012	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary